Exhibit 31

I,  Jeff Lamberson, certify that:

  (1)

I have reviewed this amendment No. 1 to the Quarterly report on Form 10-Q/A of MIP Solutions, Inc., (Registrant); and

  (2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material   fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  February 15, 2012

         /s/ Jeff Lamberson

By: _____________________________________

Jeff Lamberson, CEO and CFO